EXHIBIT 99.2

REVOCABLE PROXY
PREMIER FINANCIAL BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒
1. To approve the issuance of Premier common stock, no par value per share, in connection with the merger contemplated by the Agreement of Merger, dated as of April 18, 2018, as amended by First Amendment to Agreement of Merger dated June 29, 2018, by and among Premier Financial Bancorp, Inc. (“Premier”), First Bank of Charleston, Inc. (“First Bank”) and Premier Bank, Inc., a wholly owned subsidiary of Premier.
		For ☐	Against ☐	Abstain ☐

	2. To amend the Articles of Incorporation of Premier to increase the authorized number of shares of Premier common stock from 20,000,000 to 30,000,000.	For ☐	Against ☐	Abstain ☐

Special Meeting of Shareholders – _____________, 2018 Proxy Solicited on Behalf of the Board of Directors
3.  To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.
		For ☐	Against ☐	Abstain ☐

The undersigned hereby appoints Toney K. Adkins and Keith F. Molihan, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of common stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Premier Financial Bancorp, Inc. (“Premier”), to be held at the Pullman Plaza Hotel , 1001 Third Avenue, Huntington, West Virginia 25701, on __________, 2018 at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:
4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.

Shareholder sign above – Co-holder (if any) sign above
If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.